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                                                              EXHIBIT 10(b)(xxv)


                                  AMENDMENT TO
                         ANADARKO PETROLEUM CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN



         WHEREAS, ANADARKO PETROLEUM CORPORATION (the "Corporation") has heretofore adopted the ANADARKO PETROLEUM CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN which was restated and amended on April 1, 1987 (the "Plan"); and

         WHEREAS, the Corporation desires to amend the Plan:

         NOW, THEREFORE, the Plan shall be amended, effective as of January 29, 1998, as follows:


1.       Section 11 shall be replaced in its entirety by the following:

         "11.    Termination as to Prior Compensation Deferrals:  The
Corporation may terminate the Plan at any time prior to a "Change of Control" (as hereinafter defined) with respect to Compensation deferrals made prior to the Corporation's termination of the Plan, but only if (i) the federal tax laws change or are construed in such a manner as to materially adversely affect the Corporation's after-tax net cost in providing the benefits due the Employee under the Plan or (ii) the substantive provisions of the Employee Retirement Income Security Act of 1974 (other than reporting and disclosure requirements) become applicable to such deferrals under the Plan. If the Plan is terminated pursuant to this Section 11, the Corporation agrees to pay each Employee to whom annual installment payments pursuant to his Agreement have not commenced, in lieu of amounts otherwise payable and not theretofore paid, the sum or sums actually deferred with interest thereon at the rate per annum specified in the Agreement compounded annually from the Commencement Date through date of payment, less an amount equal to the benefits paid prior to such termination with interest thereon at the same rate, compounded annually from the date of such prior payment through the date of payment of the Plan termination benefit pursuant to this Section 11. Such payment shall be made in the January following the date of Plan termination. If the Plan is terminated pursuant to this Section 11, the Corporation agrees to continue to make the installment payments to each Employee to whom annual installment payments under his Agreement have commenced. The Corporation may not terminate the Plan pursuant to this Section 11 at any time after the occurrence of a "Change of Control".

     For purposes of this Section 11, a "Change of Control" shall be deemed to have taken place if any of the following occur:
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     (a)             The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (a) of this Section 11; or

     (b) Individuals who, as of January 29, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 29, 1998, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the



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members of the board of directors of the corporation resulting from such
Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation."

2.       As amended hereby, the Plan is specifically ratified and reaffirmed.


         IN WITNESS WHEREOF, the parties have caused these presents to be executed this 29th day of January, 1998.


                                       ANADARKO PETROLEUM CORPORATION


                                       By:
                                          -------------------------------------
                                          Charles G. Manley
                                          Senior Vice President, Administration





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